Exhibit 99.1

300 Throckmorton Street Fort Worth, TX 76102

KMG Reports Second Quarter 2017 Financial Results

FORT WORTH, Texas—March 13, 2017—KMG (NYSE: KMG), a global provider of specialty chemicals, today announced financial results for the fiscal 2017 second quarter ended January 31, 2017.

2017 Second Quarter Financial Highlights

•	GAAP diluted earnings per share increased 61% to $0.53 from $0.33 per diluted share in the second quarter of fiscal 2016.
•	Adjusted diluted earnings per share[1] reached a record $0.57 compared to $0.40 per share reported in the second quarter of last year.
•	GAAP net income increased 63% year-over-year to a record $6.5 million.
•	Adjusted EBITDA[2] was a record $13.1 million, up 18% from $11.0 million in the second quarter of fiscal 2016.

Chris Fraser, KMG chairman and chief executive officer, said, “Driven by broad-based strength across our global operations, KMG achieved outstanding results in the second quarter of fiscal 2017. In what is typically a slower seasonal quarter, KMG’s sales grew 3% sequentially and 12% year-over-year to $79.1 million, and GAAP net income increased 63% year-over-year to $6.5 million. As a result, adjusted EBITDA grew 18% from the prior-year period to $13.1 million, and adjusted earnings per share was a record $0.57.”

Mr. Fraser continued, “Second quarter sales in our electronic chemicals segment grew 12% year-over-year to a record $69.8 million, as we experienced robust shipment volumes in each of our major geographic regions. Strengthened global silicon wafer production, coupled with our expanded participation in higher growth semiconductor end markets and global distribution capabilities, drove strong segment sales growth. Additionally, segment operating income and margins both reached record levels in the second quarter, underscoring our enhanced operational efficiency and continued focus on cost improvements.

“Our other chemicals segment reported 12% year-over-year sales growth to $9.3 million, primarily reflecting stronger demand for industrial lubricants against a backdrop of improving fundamentals within the energy industry.

“Considering our strong performance in the first half of fiscal 2017, as well as our expectations for continued growth in the second half, we are raising our fiscal 2017 adjusted EBITDA guidance to $51-53 million, up from our prior guidance of $47-49 million.”

1 Non-U.S. GAAP measure. See Table 2 for reconciliation.

2 Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Mr. Fraser concluded, “Our recent acquisition of Sealweld, a premier supplier of high-performance products and services to global pipeline operators, significantly expands our presence and customer reach in the industrial lubricants market and will be accretive to KMG’s financial results starting in the third quarter. We remain excited about the long-term growth opportunity in industrial lubricants and continue to evaluate additional value-creating acquisition opportunities that will further enhance our presence and capabilities in this market.”

Consolidated results

Second quarter	Fiscal 2017		Fiscal 2016
Dollars in thousands, except EPS	As Reported	Adjusted	As Reported	Adjusted
	(GAAP)	(non-GAAP)[3]	(GAAP)	(non-GAAP)[4]
Net sales	$79,071	$79,071	$70,859	$70,859
Operating income	9,040	9,857	6,137	7,421
Operating margin	11.4%	12.5%	8.7%	10.5%
Net income	6,486	7,017	3,979	4,814
Diluted earnings per share	$0.53	$0.57	$0.33	$0.40

Six months ended January 31	Fiscal 2017 YTD		Fiscal 2016 YTD
Dollars in thousands, except EPS	As Reported	Adjusted	As Reported	Adjusted
	(GAAP)	(non-GAAP)[5]	(GAAP)	(non-GAAP)[6]
Net sales	$155,566	$155,566	$147,509	$147,509
Operating income	17,720	18,670	13,457	15,337
Operating margin	11.4%	12.0%	9.1%	10.4%
Net income	12,227	12,844	8,570	9,792
Diluted earnings per share	$1.00	$1.05	$0.72	$0.82

Business segment results

Electronic Chemicals	Second Quarter	Second Quarter	First Half	First Half
Dollars in thousands	Fiscal 2017	Fiscal 2016	Fiscal 2017	Fiscal 2016
	As Reported	As Reported	As Reported	As Reported
	(GAAP)	(GAAP)	(GAAP)	(GAAP)
Net sales	$69,766	$62,521	$136,688	$128,603
Operating income	9,583	8,470	17,644	15,744
Operating margin	13.7%	13.5%	12.9%	12.2%

3 Non-U.S. GAAP measure. See Tables 2 and 2A for reconciliation.

4 Non-U.S. GAAP measure. See Tables 2 and 2A for reconciliation.

5 Non-U.S. GAAP measure. See Tables 2 and 2A for reconciliation.

6 Non-U.S. GAAP measure. See Tables 2 and 2A for reconciliation.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

For the second fiscal quarter, the Electronic Chemicals segment reported:

•

Sales of $69.8 million, up 11.6% from the second quarter of fiscal 2016. Excluding a foreign currency translation impact of $1.1 million, sales increased 13.0% year-over-year to $70.9 million. Strong product volume growth across all geographic regions drove the Q2 sales increase.

•

Operating income of $9.6 million, up 12.9% from $8.5 million in the same period of fiscal 2016. Operating income increased primarily due to product volume growth. Operating margin improved to 13.7% compared to 13.5% in the prior-year period.

•	Adjusted EBITDA[7] of $12.2 million compared to $11.5 million last year.

Other Chemicals

The Other Chemicals segment includes the pentachlorophenol (“penta”) business and the industrial lubricants business.

Other Chemicals	Second Quarter	Second Quarter	First Half	First Half
Dollars in thousands	Fiscal 2017	Fiscal 2016	Fiscal 2017	Fiscal 2016
	As Reported	As Reported	As Reported	As Reported
	(GAAP)	(GAAP)	(GAAP)	(GAAP)
Net sales	$9,305	$8,338	$18,878	$18,906
Operating income	3,023	2,804	6,705	6,568
Operating margin	32.5%	33.6%	35.5%	34.7%

For the second fiscal quarter, the Other Chemicals segment reported:

•	Sales of $9.3 million versus $8.3 million in the same period a year ago, primarily reflecting improved sales of industrial lubricants.
•

Operating income of $3.0 million, or 32.5% of sales, compared to $2.8 million, or 33.6% of sales, last year. The increase in operating income was primarily due to improved sales in the industrial lubricants business. Segment operating margins declined 110 basis points, reflecting product sales mix and higher raw materials costs.

•	Adjusted EBITDA[8] of $3.2 million versus $3.1 million last year.

7 Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.

8 Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Fiscal 2017 Outlook

•

Sales: Fiscal 2017 consolidated net sales are forecast to be approximately $315-320 million, an increase from our prior forecast of $300-305 million. This revised sales forecast includes a projected negative foreign currency impact of approximately $4.5 million, unchanged from our prior estimate.

•

Adjusted EBITDA: We forecast adjusted EBITDA of $51-53 million, an increase from our prior guidance of $47-49 million, reflecting stronger growth expectations in both our electronic chemicals other chemicals segments. Additionally, we anticipate a positive impact in the second half of the fiscal year from recently acquired Sealweld in our other chemicals segment. Our revised fiscal 2017 adjusted EBITDA forecast includes approximately $6.5 million in stock-based compensation expense, compared to our prior estimate of approximately $5 million, and a negative foreign currency impact of approximately $700,000, unchanged from prior guidance.

•	Depreciation and Amortization: Depreciation and amortization expense is forecast to be approximately $15 million.
•	Capital Expenditures: Capital expenditures are forecast to be approximately $21 million, in line with our prior estimate, and includes a portion of our planned capital investment in Singapore.

With respect to the Company’s full year guidance of Adjusted EBITDA, the Company is not able to provide a reconciliation of these fiscal 2017 non-GAAP financial measures to the most comparable GAAP measure without unreasonable efforts; certain items that are included have not yet occurred and cannot be reasonably predicted, and, accordingly, the probable significance of such items cannot be determined at this time. The most comparable GAAP measure and reconciling information that is unavailable, or not reasonably predictable, would include restructuring and realignment charges and acquisition and integration-related expenses.

Conference call

Date: Monday, March 13, 2017

Time: 5:00 p.m. ET

Dial in: 877-789-6981 or 541-797-2420

Participant passcode: 73076000

The conference call will be webcast live via the “Investors” section of the Company’s website at http://kmgchemicals.com.

If you are unable to listen live, the conference call will be archived on the KMG website. A telephone replay of the call will also be available for one week, starting at 8:00 p.m. ET on March 13, 2017. To access the call, dial 855-859-2056 (domestic) or 404-537-3406 (international) using participant passcode 73076000.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

About KMG

KMG Chemicals, Inc., through its subsidiaries, produces and distributes specialty chemicals to select markets. The Company grows by acquiring and optimizing stable chemical product lines and businesses with established production processes. For more information, visit the Company's website at http://kmgchemicals.com.

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements as to the future performance of the company. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development acceptance, the impact of competitive services and pricing and general economic risks and uncertainties.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2017	2016	2017	2016
Net sales	$79,071	$70,859	$155,566	$147,509
Cost of sales	47,869	42,626	94,681	90,016
Gross profit	31,202	28,233	60,885	57,493

Distribution expenses	9,770	8,819	18,872	18,948
Selling, general and administrative expenses	12,392	12,722	24,293	23,937
Restructuring charges	–	555	–	1,021
Realignment charges	–	–	–	130
Operating income	9,040	6,137	17,720	13,457
Other (expense) income
Interest expense, net	(172)	(252)	(349)	(404)
Other, net	(285)	149	(55)	132
Total other (expense) income, net	(457)	(103)	(404)	(272)

Income before income taxes	8,583	6,034	17,316	13,185
Provision for income taxes	(2,097)	(2,055)	(5,089)	(4,615)
Net income	$6,486	$3,979	12,227	$8,570
Earnings per share:
Net income per common share basic	$0.55	$0.34	$1.03	$0.73
Net income per common share diluted	$0.53	$0.33	$1.00	$0.72
Weighted average shares outstanding:
Basic	11,882	11,717	11,881	11,707
Diluted	12,293	11,915	12,203	11,890

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share amounts)

	January 31,	July 31,
	2017	2016
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$30,587	$12,428
Restricted cash	1,000	−
Accounts receivable
Trade, net of allowances of $118 at January 31, 2017 and $210 at July 31, 2016	35,309	33,324
Other	4,465	5,572
Inventories, net	35,870	37,401
Prepaid expenses and other	6,260	6,623
Total current assets	113,491	95,348

Property, plant and equipment, net	76,863	79,739
Goodwill	22,013	22,228
Intangible assets, net	32,542	33,906
Restricted cash	−	1,000
Other assets, net	5,010	4,807
Total assets	$249,919	$237,028

Liabilities & stockholders’ equity
Current liabilities
Accounts payable	$26,734	$26,418
Accrued liabilities	10,680	11,252
Employee incentive accrual	3,150	5,999
Total current liabilities	40,564	43,669

Long-term debt	41,000	35,800
Deferred tax liabilities	9,058	9,948
Other long-term liabilities	4,450	4,422
Total liabilities	95,072	93,839

Commitments and contingencies

Stockholders’ equity
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 40,000,000 shares authorized, 11,887,513 shares issued and outstanding at January 31, 2017 and 11,877,282 shares issued and outstanding at July 31, 2016	119	119
Additional paid-in capital	39,364	36,553
Accumulated other comprehensive loss	(14,718)	(12,047)
Retained earnings	130,082	118,564
Total stockholders’ equity	154,847	143,189
Total liabilities and stockholders’ equity	$249,919	$237,028

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	Six Months Ended
	January, 31
	2017	2016
Cash flows from operating activities
Net income	$12,227	$8,570
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	7,048	7,024
Non-cash restructuring and realignment charges	—	105
Stock-based compensation expense	3,087	2,297
Deferred income tax expense	(821)	(1,334)
Excess tax benefit from stock-based awards	(685)	—
Other	53	204
Changes in operating assets and liabilities
Accounts receivable — trade	(2,585)	894
Accounts receivable — other	2,531	(1,816)
Inventories	1,002	1,159
Other current and noncurrent assets	(302)	3,291
Accounts payable	951	(5,805)
Accrued liabilities and other	(3,083)	(492)
Net cash provided by operating activities	19,423	14,097

Cash flows from investing activities
Additions to property, plant and equipment	(5,310)	(6,001)
Proceeds − insurance claim	250	—
Net cash used in investing activities	(5,060)	(6,001)

Cash flows from financing activities
Borrowings under credit facility	17,000	—
Payments under credit facility	(11,800)	(6,000)
Excess tax benefit from stock-based awards	—	(15)
Payment of dividends	(709)	(703)
Cash payments related to tax withholdings from stock-based awards	(277)	—
Net cash provided by (used in) financing activities	4,214	(6,688)

Effect of exchange rate changes on cash	(418)	(25)

Net increase in cash, cash equivalents and restricted cash	18,159	1,383
Cash, cash equivalents and restricted cash at beginning of period	13,428	8,517
Cash, cash equivalents and restricted cash at end of period	$31,587	$9,900

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Reconciliation of GAAP financial measures to non-GAAP financial measures

KMG provides non-GAAP financial information to complement reported GAAP results. KMG believes that analysis of our financial performance would be enhanced by an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. We define adjusted EBITDA as earnings from operations before interest, taxes, depreciation, amortization, acquisition and integration expenses, restructuring and realignment charges and other relevant items.

KMG intends to continue to provide certain non-GAAP financial information and the appropriate reconciliation to GAAP in its financial results. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, U.S. GAAP measures of performance.

Table 1

RECONCILIATION OF CONSOLIDATED GAAP NET INCOME TO CONSOLIDATED ADJUSTED EBITDA

(in thousands)

	Second Quarter Fiscal 2017	Second Quarter Fiscal 2016
Consolidated GAAP net income	$6,486	$3,979
Add back:
Interest expense	172	252
Income taxes	2,097	2,055
Depreciation & amortization*	3,496	3,479
Acquisition & integration expenses	501	—
Corporate relocation expense	316	729
Restructuring charges, excluding accelerated depreciation	—	555
Consolidated adjusted EBITDA	$13,068	$11,049

*Includes depreciation related to restructuring and realignment included in non-cash restructuring and realignment charges on the statement of cash flows.

	Six Months Ended Jan. 31, 2017	Six Months Ended Jan. 31, 2016
Consolidated GAAP net income	12,227	8,570
Add back:
Interest expense	349	404
Income taxes	5,089	4,615
Depreciation & amortization*	7,048	7,129
Acquisition & integration expenses	584	—
Corporate relocation expense	366	729
Restructuring & realignment charges, excluding accelerated depreciation	—	1,046
Consolidated adjusted EBITDA	25,663	22,493

*Includes depreciation related to restructuring and realignment included in non-cash restructuring and realignment charges on the statement of cash flows.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Table 1A

RECONCILIATION OF OPERATING INCOME TO ADJUSTED EBITDA

Note that we do not allocate certain financial statement line items below operating income to our segments; as such, the reconciliations below only reflect the reconciliation of our operating income by segment to our non-GAAP measures.

Second Quarter Fiscal 2017	Electronic	Other
(in thousands)	Chemicals	Chemicals	Corporate	Total
Operating Income (Loss)	9,583	3,023	(3,566)	9,040
Other income (expense)	(148)	(75)	(62)	(285)
Depreciation and amortization	2,793	285	418	3,496
Acquisition & integration expenses	—	—	501	501
Corporate relocation expense	—	—	316	316
Adjusted EBITDA	12,228	3,233	(2,393)	13,068
Corporate allocation	3,329	842	(4,171)	—
Adjusted EBITDA excl. corporate allocation	15,557	4,075	(6,564)	13,068

Six Months Ended January 31, 2017	Electronic	Other
(in thousands)	Chemicals	Chemicals	Corporate	Total
Operating Income (Loss)	17,644	6,704	(6,628)	17,720
Other income (expense)	163	(99)	(119)	(55)
Depreciation and amortization	5,645	572	831	7,048
Acquisition & integration expenses	—	—	584	584
Corporate relocation expense	—	—	366	366
Adjusted EBITDA	23,452	7,177	(4,966)	25,663
Corporate allocation	6,658	1,684	(8,342)	—
Adjusted EBITDA excl. corporate allocation	30,110	8,861	(13,308)	25,663

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Second Quarter Fiscal 2016	Electronic	Other
(in thousands)	Chemicals	Chemicals	Corporate	Total
Operating Income (Loss)	$8,470	$2,804	$(5,137)	$6,137
Other income (expense)	196	(33)	(14)	149
Depreciation and amortization	2,849	286	344	3,479
Restructuring charges*	—	—	555	555
Corporate relocation expense	—	—	729	729
Adjusted EBITDA	11,515	3,057	(3,523)	11,049
Corporate allocation	2,480	791	(3,271)	—
Adjusted EBITDA excl. corporate allocation	$13,995	$3,848	$(6,794)	$11,049

Six Months Ended January 31, 2016	Electronic	Other
(in thousands)	Chemicals	Chemicals	Corporate	Total
Operating Income (Loss)	$15,744	$6,568	$(8,855)	$13,457
Other income (expense)	326	(92)	(102)	132
Depreciation and amortization*	5,764	583	782	7,129
Restructuring & realignment charges, excluding accelerated depreciation	—	—	1,046	1,046
Corporate relocation expense	—	—	729	729
Adjusted EBITDA	21,834	7,059	(6,400)	22,493
Corporate allocation	4,961	1,581	(6,542)	—
Adjusted EBITDA excl. corporate allocation	$26,795	$8,640	$(12,942)	$22,493

* Includes depreciation related to restructuring and realignment included in non-cash restructuring and realignment charges on the statement of cash flows.

Table 2

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE

(in thousands)

	Three Months Ended
	January 31,
	2017	2016
Net income	$6,486	$3,979
Items impacting pre-tax income:
Acquisition & integration expenses	501	—
Corporate relocation expense	316	729
Restructuring & realignment charges	—	555
Income taxes*	(286)	(449)
Adjusted net income	$7,017	$4,814
Adjusted diluted earnings per share	$0.57	$0.40
Weighted average diluted shares outstanding	12,293	11,915

*Represents the aggregate tax-effect of the items impacting pre-tax income utilizing a tax rate of 35%.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Table 2 (continued)

(in thousands)

	Six Months Ended
	January 31,
	2017	2016
Net income	$12,227	$8,570
Items impacting pre-tax income:
Acquisition & integration expenses	584	—
Corporate relocation expense	366	729
Restructuring & realignment charges	—	1,151
Income taxes*	(332)	(658)
Adjusted net income	$12,845	$9,792
Adjusted diluted earnings per share	$1.05	$0.82
Weighted average diluted shares outstanding	12,203	11,890

*Represents the aggregate tax-effect of the items impacting pre-tax income utilizing a tax rate of 35%.

Table 2A

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

Second Quarter Fiscal 2017	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$9,040	11.5%	$6,486	$0.53
Acquisition & integration expenses	501	0.6%	326	0.02
Corporate relocation expense	316	0.4%	205	0.02
Non-GAAP measure	9,857	12.5%	7,017	$0.57

Six Months Ended January 31, 2017	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$17,720	11.4%	$12,227	$1.00
Acquisition & integration expenses	584	0.4%	380	0.03
Corporate relocation expense	366	0.2%	238	0.02
Non-GAAP measure	$18,670	12.0%	$12,845	$1.05

Second Quarter Fiscal 2016	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$6,137	8.7%	$3,979	$0.33
Restructuring charges	555	0.8%	361	0.03
Corporate relocation expense	729	1.0%	474	0.04
Non-GAAP measure	$7,421	10.5%	$4,814	$0.40

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Six Months Ended January 31, 2016	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$13,457	9.1%	$8,570	$0.72
Restructuring & realignment charges	1,151	0.8%	748	0.06
Corporate relocation expense	729	0.5%	474	0.04
Non-GAAP measure	$15,337	10.4%	$9,792	$0.82

KMG Investor Relations

Eric Glover, 817-761-6006

eglover@kmgchemicals.com

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG